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                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D. C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)      March 28, 1994

                            TRUSTMARK CORPORATION
             (Exact name of registrant as specified in its charter)


        Mississippi                   0-3683               64-0471500
(State or other jurisdiction        (Commission          (IRS Employer
     of incorporation)               File Number)      Identification No.)


  248 East Capitol Street, Jackson, MS                        39201
(Address of principal executive offices)                    (Zip Code)


Registrant's phone number, including area code      (601) 354-5111
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Item 5.  Other Events.

On March 28, 1994, Trustmark Corporation (the registrant), parent company of Trustmark National Bank, Jackson, Mississippi and First National Financial Corporation, parent company of First National Bank of Vicksburg, Mississippi entered into an agreement in principle whereby First National Financial Corporation will be merged into Trustmark Corporation. The merger agreement stipulates that the shareholders of First National Financial Corporation will receive approximately 3.6 million shares of Trustmark Corporation common stock and the right to receive $1.1 million in cash on the closing date. The merger is subject to approval by the shareholders of both corporations and by the appropriate regulatory authorities and will be accounted for as a pooling of interests.


Trustmark Corporation reported total assets at December 31, 1993, of $4.4 billion and currently has 142 locations serving 43 Mississippi cities. First National Financial Corporation reported total assets at December 31, 1993, of $284.3 million. First National has eight locations serving Vicksburg and one in Jackson.





                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  Trustmark Corporation
                                      (Registrant)


Date:  April 11, 1994          BY:  /s/ Frank R. Day
                                  Frank R. Day
                                  Chairman of the Board,
                                  President and CEO

Date:  April 11, 1994          BY:  /s/ David R. Carter
                                  David R. Carter
                                  Secretary-Treasurer